Sub-Item 77H: Changes in control of Registrant

Acquiring control of T. Rowe Price Institutional Emerging Markets Equity Fund

As of October 31, 2007, MLPF&S For the Sole Benefit of its Customers (“Shareholder”) owned less than 25% of the outstanding shares of the T. Rowe Price Institutional Emerging Markets Equity Fund (“Fund”). As of April 30, 2008, Shareholder owned 5,139,115.464 shares of the Fund, which represented 34.60% of the outstanding shares of the Fund. Accordingly, the Shareholder may be presumed to be a controlling person of the Fund. The Fund does not believe this entity is the beneficial owner of the shares held.

Acquiring control of T. Rowe Price Institutional Global Equity Fund

As of October 31, 2007, State Street Bank and Trust Co. Trustee for Riverside Health System Ret Inc Plan (“Shareholder”) owned less than 25% of the outstanding shares of the T. Rowe Price Institutional Global Equity Fund (“Fund”). As of April 30, 2008, Shareholder owned 2,829,766.247 shares of the Fund, which represented 45.81% of the outstanding shares of the Fund. Accordingly, the Shareholder may be presumed to be a controlling person of the Fund. The Fund does not believe this entity is the beneficial owner of the shares held.

Ceasing control of T. Rowe Price Institutional Global Equity Fund

As of October 31, 2007, TRP Finance, Inc. (“Shareholder”) owned 203,180.212 shares of the T. Rowe Price Institutional Global Equity Fund (“Fund”), which represented 47.85% of the outstanding shares of the Fund. As of April 30, 2008, Shareholder owned 205,469.997 shares of the Fund, which represented 3.33% of the outstanding shares of the Fund. Accordingly, the Shareholder may be presumed to have ceased to be a controlling person of the Fund.

Ceasing control of T. Rowe Price Institutional Global Equity Fund

As of October 31, 2007, New York Historical Society (“Shareholder”) owned 221,402.214 shares of the T. Rowe Price Institutional Global Equity Fund (“Fund”), which represented 52.15% of the outstanding shares of the Fund. As of April 30, 2008, Shareholder owned 223,897.356 shares of the Fund, which represented 3.62% of the outstanding shares of the Fund. Accordingly, the Shareholder may be presumed to have ceased to be a controlling person of the Fund.